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                                                                    Exhibit 99.3

           Letter to DTC Participants Regarding the Offer to Exchange

        Any and All Outstanding 8 5/8% Senior Subordinated Notes due 2011
                                       for
                    8 5/8% Senior Subordinated Notes due 2011

                                       of

                                  CBD MEDIA LLC
                                CBD FINANCE, INC.

                Pursuant to the Prospectus dated _________, 2003

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THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
____________, 2003, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR THE EXPIRATION DATE.
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                                                           ___________ ___, 2003

To Securities Dealers, Commercial Banks
  Trust Companies and Other Nominees:

     Enclosed for your consideration is a Prospectus dated _________ __, 2003 (the "Prospectus") and a Letter of Transmittal (the "Letter of Transmittal") that together constitute the offer (the "Exchange Offer") by CBD Media LLC, a Delaware limited liability company ("CBD Media") and CBD Finance, Inc., a Delaware corporation ("CBD Finance," and, together with CBD Media, the "Issuers"), to exchange up to $150,000,000 in principal amount of their 8 5/8% Senior Subordinated Notes due 2011 (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for any and all outstanding 8 5/8% Senior Subordinated Notes due 2011, issued and sold in a transaction exempt from registration under the Securities Act (the "Private Notes"), upon the terms and conditions set forth in the Prospectus. The Prospectus and Letter of Transmittal more fully describe the Exchange Offer. Capitalized terms used but not defined herein have the meanings given to them in the Prospectus.

     We are asking you to contact your clients for whom you hold Private Notes registered in your name or in the name of your nominee. In addition, we ask you to contact your clients who, to your knowledge, hold Private Notes registered in their own name.

     Enclosed are copies of the following documents:

     1.   The Prospectus;

     2. The Letter of Transmittal for your use in connection with the tender of Private Notes and for the information of your clients;

     3. The Notice of Guaranteed Delivery to be used to accept the Exchange Offer if the Private Notes and all other required documents cannot be delivered to the Exchange Agent prior to the Expiration Date;

     4. A form of letter that may be sent to your clients for whose accounts you hold Private Notes registered in your name or the name of your nominee, with space provided for obtaining the clients' instructions with regard to the Exchange Offer; and

     5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

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     DTC participants will be able to execute tenders through the DTC Automated
Tender Offer Program.

     Please note that the Exchange Offer will expire at 5:00 p.m., New York City time, on _____________, 2003, unless extended by the Issuers. We urge you to contact your clients as promptly as possible.

     You will be reimbursed by the Issuers for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients.

     Additional copies of the enclosed material may be obtained form the Exchange Agent, at the address and telephone numbers set forth below.

                                Very truly yours,

                                  HSBC Bank USA
                                   Lower Level
                                One Hanson Place
                            Brooklyn, New York 11243
                              Phone: (718) 488-4475
                               Attn: Paulette Shaw

     Nothing herein or in the enclosed documents shall constitute you or any person as an agent of the Issuers or the Exchange Agent, or authorize you or any other person to make any statements on behalf of either of them with respect to the Exchange Offer, except for statements expressly made in the Prospectus and the Letter of Transmittal.

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